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                                                                   EXHIBIT 10.19


                              MANAGEMENT AGREEMENT


         AGREEMENT entered into as of January 2, 2001 by and between FSI International, Inc., a Minnesota corporation (the "Company"), and Donald S. Mitchell (the "Employee").

                                   WITNESSETH

         WHEREAS, the Employee is a new member of the management of the Company and is expected to devote substantial skill and effort to the affairs of the Company or a Subsidiary, and the Board of Directors of the Company desires to recognize the significant personal contribution that the Employee has made and/or is expected to make to further the best interests of the Company and its shareholders; and

         WHEREAS, it is desirable and in the best interests of the Company and its shareholders to obtain or maintain the benefits of the Employee's services and attention to the affairs of the Company or a Subsidiary; and

         WHEREAS, it is desirable and in the best interests of the Company and its shareholders to provide inducement for the Employee (a) to remain in the service of the Company or a Subsidiary in the event of any proposed or anticipated change in control of the Company and (b) to remain in the service of the Company or a Subsidiary in order to facilitate an orderly transition in the event of a change in control of the Company; and

         WHEREAS, it is desirable and in the best interests of the Company and its shareholders that the Employee be in a position to make judgments and advise the Company or a Subsidiary with respect to proposed changes in control of the Company without regard to the possibility that Employee's employment may be terminated without appropriate compensation in the event of certain changes in control of the Company; and

         WHEREAS, the Employee desires to be protected in the event of certain changes in control of the Company; and

         WHEREAS, for the reasons set forth above, the Company and the Employee desire to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the Company and the Employee agree as follows:

         1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                  A. "Accounting Firm" shall have the meaning set forth in Paragraph 4(B).

                  B. "Base Annual Salary" shall mean the highest annual rate of the Employee's base salary with whichever of the Company and one or more of its Subsidiaries that shall have employed the Employee in effect at any time during the period commencing as of twelve months prior to the First Event and ending on the date of termination of the Employee's employment with



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         the Company and its Subsidiaries (without reduction for any salary reduction or other deferral contribution to any employee benefit plan sponsored by the Company or any Subsidiary).

                  C. "Board" shall mean the Board of Directors of the Company.

                  D. "Cause" shall mean and be limited to, (i) willful and gross neglect of duties by the Employee or (ii) an act or acts committed by the Employee constituting a felony under United States federal or applicable state law and substantially detrimental to the Company or any Subsidiary or the reputation of the Company or any Subsidiary, following a determination to that effect by a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting thereof called and held for such purpose (after reasonable notice is provided to the Employee and the Employee is given an opportunity to be heard before the Board) finding that in the good faith opinion of the Board the Employee is guilty of the conduct described above in (i) or (ii).

                  E. "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

                  F. "Commencement Date" shall mean the earliest to occur of an Event described in clause (J)(i), (ii) or (iii) of this Paragraph 1.

                  G. "Company" shall mean the Company as defined in the first sentence of this Agreement and any successor to its business and/or assets which is required to execute and deliver the agreement provided for in Paragraph 6(B) or which otherwise becomes bound by operation of law to all the terms and provisions of this Agreement.

                  H. "Constructive Involuntary Termination" shall mean a termination of employment with the Company and its Subsidiaries by the Employee at any time from the date of the First Event until the end of the Transition Period, if after the First Event and at or prior to the time of such termination:

                           (i) the Employee is assigned duties materially
                  inconsistent with the Employee's authorities, duties, responsibilities and status (including office, title and reporting requirements) as an employee of the Company or there is a reduction or alteration in the nature or status of the Employee's title, authorities, duties, assignments or responsibilities in each case as compared with the Employee's title, authorities, duties, assignments and responsibilities immediately prior to the First Event, other than a termination for Cause or on account of Disability;

                           (ii) the Company or any Subsidiary shall have failed
                  to continue in effect the Employee's base salary at an equivalent or greater level, as compared to immediately prior to the First Event other than a termination for Cause or on account of Disability or shall have failed to pay the Employee any amounts due therefore;

                           (iii) there is a material reduction in the Employee's
                  level of participation in any of the Company's short- and/or long-term incentive compensation plans, or employee benefit or retirement plans, policies, practices, arrangements, perquisites or fringe benefits in which the Employee participates from the levels in place immediately prior to the First Event, other than a Termination for Cause on account of Disability; provided, however, that reductions in the



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                  levels of participation in any such plans, policies,
                  practices, arrangements, perquisites or fringe benefits shall not be deemed to be a Constructive Involuntary Termination if the Employee's reduced level of participation in each such program remains substantially consistent with the average level of participation of other executives who have positions commensurate with the Employee's position;

                           (iv) the Company shall have failed to obtain
                  assumption of this Agreement by any successor as contemplated by Paragraph 6(B) hereof;

                           (v) The Company or any Subsidiary shall fail to
                  reimburse the Employee for reasonable business expenses and such failure shall have continued for at least seven days after notice in accordance with Paragraph 8 hereof of such failure is given by the Employee to the Company or the Subsidiary, as the case may be;

                           (vi) the Company or any Subsidiary shall require the
                  Employee to relocate to any place other than a location within twenty-five miles of the location at which the Employee performed substantially all of his duties immediately prior to the First Event or, if the Employee performed such duties at the Company's or a Subsidiary's principal executive offices, the Company or such Subsidiary shall relocate its principal executive offices to any location other than a location within twenty-five miles of the location of the principal executive offices of the Company or the Subsidiary, as the case may be, immediately prior to the First Event; or

                           (vii) the Company or a Subsidiary shall require that
                  the Employee travel on Company business to a substantially greater extent than required immediately prior to the First Event.

                  I. "Disability" shall mean the Employee's absence from his duties with the Company and its Subsidiaries on a full time basis for 180 consecutive days, as a result of the Employee's incapacity due to physical or mental illness, unless within 30 days after written notice pursuant to Paragraph 8 is given following such absence, the Employee shall have returned to the full time performance of his duties.

                  J. "Event" shall mean the occurrence of any one or more of the following:

                           (i) less than a majority of the Board shall consist
                  of members of the Incumbent Board;

                           (ii) 30% or more of the then Outstanding Company
                  Common Stock or the combined voting power of the then Outstanding Company Voting Securities of the Company is acquired or beneficially owned (as defined in Exchange Act Rule 13d-3) by any person or group (within the meaning of
                  Section 13(d)(3) or 14(d)(2) of the Exchange Act), provided, however, that the following acquisitions and beneficial ownership shall not constitute Events pursuant to this clause
                  (ii):

                                    (a) any acquisition or beneficial ownership
                           by the Company or a Subsidiary of the Company,



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                                    (b) any acquisition or beneficial ownership
                           by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its Subsidiaries,

                                    (c) any acquisition or beneficial ownership
                           by the Employee or any group that includes the Employee, or

                                    (d) any acquisition or beneficial ownership
                           by any corporation (including without limitation an acquisition of the nature described in clause
                           (J)(iii) of this Paragraph 1) with respect to which, immediately following such acquisition, more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be;

                           (iii) Except as provided in (d) below, the
                  shareholders of the Company approve a definitive agreement or plan to

                                    (a) merge, consolidate or reorganize the
                           Company (other than (1) a merger or consolidation with a Subsidiary of the Company or (2) a merger, consolidation or reorganization in which all or substantially all of the persons who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Voting Company Securities immediately prior to such merger, consolidation or reorganization beneficially own, directly or indirectly, immediately after the merger, consolidation or reorganization, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from the merger, consolidation or reorganization or its parent corporation, in substantially the same proportions as their ownership immediately prior to such merger, consolidation or reorganization of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be);

                                    (b) exchange, pursuant to a statutory
                           exchange, Outstanding Company Common Stock or Outstanding Company Voting Securities held by shareholders of the Company immediately prior to the exchange for cash, securities or other property, unless all or substantially all of the persons who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such statutory exchange beneficially own, directly or indirectly, immediately after the statutory exchange, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities of the parent corporation of the Company entitled to vote generally in the election of directors, in substantially the same proportions as their ownership, immediately prior to the statutory exchange, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be; or



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                                    (c) (x) completely liquidate or dissolve the
                           Company or (y) sell or otherwise dispose of all or substantially all of the assets of the Company (in one or a series of transactions), other than to a corporation with respect to which, immediately following such sale or other disposition, more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be;

                                    (d) unless at least 30% of the common stock
                           (or the combined voting power of the voting securities entitled to vote generally in the election of directors or voting equity interests) of the surviving corporation or its parent corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company (in the case of a merger, consolidation, reorganization or disposition of assets) or the Company or its parent corporation (in the case of a statutory exchange) is, immediately following the merger, consolidation, reorganization, statutory exchange or disposition of assets, beneficially owned, directly or indirectly, by the Employee or a group of individuals and/or entities, including the Employee, acting in concert, or

                           (iv) (a) the Company enters into a letter of intent, an agreement in principle or a definitive agreement relating to an Event described in clause (i), (ii) or (iii) above which ultimately results in such an Event described in clause (i), (ii) or (iii) hereof,

                                    (b) a tender or exchange offer or proxy
                           contest is commenced which ultimately results in an Event described in clause (i), (ii) or (iii) hereof, or

                                    (c) there shall be an involuntary
                           termination of the employment with the Company and its Subsidiaries of the Employee or any of the events which constitute a Constructive Involuntary Termination of employment of the Employee has occurred, and the Employee reasonably demonstrates that such event (x) was requested by a party other than the Board that has previously taken other steps reasonably calculated to result in an Event described in clause (i), (ii) or (iii) above and which ultimately results in an Event described in clause
                           (i), (ii) or (iii) hereof or (y) otherwise arose in connection with or in anticipation of an Event described in clause (i), (ii) or (iii) above that ultimately occurs.

                  K. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  L. "First Event" shall mean the first Event to occur.

                  M. "Excise Tax" shall have the meaning set forth in Paragraph
         4.

                  N. "Gross-up Payment" shall have the meaning set forth in Paragraph 4 and "Payment," as used in Paragraph 4, shall have the meaning set forth in Paragraph 4.



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                  O. "Incumbent Board" shall mean individuals who are members of the Board as of the date of this Agreement, individuals whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board or any individual elected or appointed by the Board to fill vacancies on the Board caused by death or resignation (but not removal) or to fill newly created directorships but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Rule 14a-11 of the Exchange Act.

                  P. "Outstanding Company Common Stock" shall mean the then outstanding shares of common stock of the Company.

                  Q. "Outstanding Company Voting Securities" shall mean the then outstanding securities of the Company entitled to vote generally in the election of the Board.

                  R. "person" shall mean an individual, partnership, corporation, limited liability company, estate, trust or other entity.

                  S. "Subsidiary" shall mean a corporation, a majority of the outstanding voting power of the outstanding securities entitled to vote generally in an election of directors of such corporation is beneficially owned directly or indirectly by the Company.

                  T. "Term" shall have the meaning set forth in Paragraph 14 hereof.

                  U. "Transition Period" shall mean the two-year period commencing on the Commencement Date and ending on the second anniversary of the Commencement Date.

                  V. "Underpayment" shall have the meaning set forth in Paragraph 4.

         2. Employment. The Employee shall remain in the employ of the Company or a Subsidiary for the Term of this Agreement, and during the Term the Employee shall have such title, duties, responsibilities, assignments and authority, and receive such remuneration and fringe benefits, as the Board or its committees or the board of directors or a committee of the Subsidiary shall from time to time provide for the Employee; provided, however, that either the Employee or the Company or a Subsidiary may terminate the employment of the Employee at any time prior to the expiration of the Term, with or without Cause and for any reason whatever, subject to the right of the Employee to receive any payment and other benefits that may be due pursuant to the terms and conditions of Paragraph 3 of this Agreement (subject to Paragraph 5 of this Agreement) or, except as provided in Paragraph 3(B), the terms of any other written employment agreement relating to the employment of Employee by the Company or any Subsidiary.

         3. Rights to Payments Following An Event. If any Event shall occur during the Term of this Agreement, then the Employee shall be entitled to receive from the Company cash payments and other benefits on the following basis (unless the Employee's employment by the Company and its Subsidiaries is terminated voluntarily or involuntarily prior to the First Event, in which case the Employee shall be entitled to no payment or benefits under this Paragraph
3):

                  A. If at the time of, or at any time after, the occurrence of the First Event and prior to the end of the Transition Period, the employment of the Employee with the Company and



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         its Subsidiaries is voluntarily or involuntarily terminated for any reason (unless such termination is a voluntary termination by the Employee other than a Constructive Involuntary Termination, is on account of the death or Disability of the Employee, or is a termination by the Company or a Subsidiary for Cause), the Employee (or the Employee's legal representative, as the case may be) shall be entitled to receive from the Company,

                           (i) (a) in the event of an involuntary termination,
                  at least 30 days prior written notice of termination and compensation at the Employee's regular rate of compensation for the 30-day period following receipt of notice of termination of employment without regard to whether Employee is required to perform services during such period and (b) a lump sum cash payment in an amount equal to (x) two times the Base Annual Salary, plus (y) in lieu of any incentive cash bonus for any fiscal year or fiscal period of the Company or any Subsidiary that shall not have ended prior to the termination of employment of the Employee or has not commenced as of the date of termination of employment of the Employee, a lump sum cash payment in an amount equal to two times the payment at "plan" for the Employee under the then current incentive plan together with any amount equal to the payment at "plan" for the Employee under the then current incentive plan times the quotient of the number of days elapsed in the current fiscal year through the Employee's date of termination divided by 365.

                           (ii) in lieu of any further right to participate in
                  any health, dental, disability or life insurance plan or program in which the Employee would otherwise be entitled to participate (except, (a) to the extent required by law or (b) with respect to life insurance coverage, for any coverage pursuant to a split dollar insurance agreement between the Employee and the Company, which split dollar insurance agreement contains separate provisions applicable upon termination of employment), a lump sum cash payment of $18,000;

                           (iii) in lieu of any other perquisites, including
                  without limitation, fees for professional outplacement services, secretarial support, office space or other perquisites, a lump sum cash payment of $35,000; and

                           (iv) in lieu of any retirement contributions by the
                  Company or any Subsidiary under the FSI Pension Plan for the year in which such termination occurs and for any future years, a lump sum cash payment equal to 8% of the Employee's Base Annual Salary unless such salary amount exceeds the cap on Certified Earnings (as defined in the FSI Pension Plan) contained in the FSI Pension Plan, in which case the cap amount will be used.

                  B. The payments provided for in this Paragraph 3 shall be in addition to any salary or other remuneration otherwise payable to the Employee on account of employment by the Company or one or more of its Subsidiaries (including any amounts received prior to such termination of employment for personal services rendered after the occurrence of the First Event) but shall be reduced by any severance pay which the Employee receives from the Company or its Subsidiaries under any other policy or agreement of the Company or its Subsidiaries in the event of involuntary termination of the Employee's employment.

                  C. The Company also shall reimburse the Employee for all previously unreimbursed reasonable business expenses incurred by the Employee on or prior to such termination. In addition, the Company shall promptly pay to the Employee, as incurred, all reasonable legal fees and expenses incurred by the Employee as a result of such termination, including, but not limited to, all such fees and expenses, if any, incurred in contesting or disputing



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         any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement; provided, however, that the Company may recover any such legal fees and expenses of the Employee which the Company has paid, if it is finally judicially determined in such proceeding that the Employee pursued such claim or claims in bad faith (but in no event shall the Employee be responsible for any legal fees and expenses of the Company).

                  D. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company or any Subsidiary may have against the Employee or others.

                  E. The Employee shall not be required to mitigate the amount of any payment or other benefit provided for in Paragraph 3 or Paragraph 4 by seeking other employment or otherwise, nor shall the amount of any payment or other benefit provided for in Paragraph 3 or Paragraph 4 be reduced by any compensation earned by the Employee as the result of employment by another employer after termination, or otherwise.

                  F. The obligations of the Company under this Paragraph 3 and Paragraph 4 shall survive the termination of this Agreement and except as provided in Paragraph 4 shall be paid in full within ten business days after the Employee's termination of employment with the Company and its Subsidiaries.

         4. Certain Additional Payment by the Company.

                  A. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that Paragraph 5 does not apply and that any payment or distribution by the Company or any Subsidiary to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, any stock option, restricted stock agreement or otherwise, but determined without regard to any additional payments required under this Paragraph 4) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

                  B. Subject to the provisions of Paragraph 4(C), all determinations required to be made under this Paragraph 4, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by KPMG Peat Marwick LLP ("KPMG") or such other nationally recognized certified public accounting firm as may be designated by the Employee and reasonably acceptable to the Company if KPMG is unable to render such services (the "Accounting Firm"), which Accounting Firm shall provide detailed supporting calculations both to the Company and the Employee within 15 business days of the receipt by the Accounting Firm of notice from the Employee that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the person effecting



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         the Event, the Employee shall appoint another nationally recognized accounting firm reasonably acceptable to the Company to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Paragraph 4, shall be paid by the Company to the Employee within ten business days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Employee, it shall furnish the Employee with a written opinion that failure to report the Excise Tax on the Employee's applicable federal income tax return would not result in the imposition of the negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Employee. As result of the uncertainty in the application of
         Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Paragraph 4(C) and the Employee thereafter is required to make a payment of an Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment together with all penalties and interest related thereto shall be promptly paid by the Company to or for the benefit of the Employee.

                  C. The Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Employee is informed in writing of such claim (provided that any delay in so informing the Company within such ten business day period shall not affect the obligations of the Company under this Paragraph 4 except to the extent that such delay materially and adversely affects the Company) and shall apprise the Company of the nature of such claim and the date on which such claim is required to be paid. The Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

                           (i) give the Company any information reasonably
                  requested by the Company relating to such claim,

                           (ii) take such action in connection with contesting
                  such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                           (iii) cooperate with the Company in good faith in
                  order to effectively contest such claim, and

                           (iv) permit the Company to participate in any
                  proceedings relating to such claim;

         provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including



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         interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses including reasonable attorneys' fees. Without limitation on the foregoing provisions of this Paragraph 4(C), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Employee, on an interest-free basis, and shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  D. If, after the receipt by the Employee of an amount advanced by the Company pursuant to Paragraph 4(C), the Employee becomes entitled to receive any refund with respect to such claim, the Employee shall (subject to the Company's complying with the requirements of Paragraph 4(C)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Employee of an amount advanced by the Company pursuant to Paragraph 4(C), a determination is made that the Employee shall not be entitled to any refund with respect to such claim and the Company does not notify the Employee in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         5. Possible Payment Reduction. Notwithstanding any provision to the contrary contained herein except the last sentence of this Paragraph 5, if the lump sum cash payments due and the other benefits to which the Employee shall become entitled under Paragraph 3 hereof, either alone or together with other payments in the nature of compensation to the Employee which are contingent on a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company or otherwise, would equal or exceed, by less than $25,000, three times the Employee's "base amount" as defined in Section 280G of the Code or any successor provision thereto, then in such case such lump sum payment and/or such other benefits and payments shall be reduced to the largest aggregate amount as will result in no portion thereof being subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or being non-deductible to the Company for federal income tax purposes pursuant to Section 280G of the Code (or any successor provision thereto). The Employee in good faith shall determine the amount of any reduction to be made pursuant to this Paragraph 5 and shall select from among the foregoing benefits and payments those which shall be reduced. No modification of, or successor provision to, Section 280G or Section 4999 subsequent to the date of this Agreement shall, however, reduce the benefits to which the Employee would be entitled under this Agreement in the absence of this Section 5 to a greater extent than they would have been reduced if Section 280G and Section 4999 had not been modified or superseded subsequent to the date of this Agreement, notwithstanding anything to the contrary provided in the first sentence of this Paragraph 5.

         6. Successors and Assigns.

                  A. This Agreement shall be binding upon and inure to the benefit of the successors, legal representatives and assigns of the parties hereto; provided, however, that the Employee shall not have any right to assign, pledge or otherwise dispose of or transfer any interest in this Agreement or any payments hereunder, whether directly or indirectly or in whole or in part, without the written consent of the Company.

                  B. The Company will require any successor (whether direct or indirect, by purchase of a majority of the Outstanding Company Voting Securities or all or substantially all of the assets of the Company, or by merger, consolidation, reorganization or otherwise), by agreement in form and substance satisfactory to the Employee, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession (other than in the case of a merger or consolidation) shall be a breach of this Agreement and shall entitle the Employee to compensation from the Company in the same amount and on the same terms as the Employee would be entitled hereunder if the Employee terminated his employment on account of a Constructive Involuntary Termination, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination.

         7. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Minnesota without regard to conflict of laws principles.

         8. Notices. All notices, requests and demands given to or made pursuant hereto shall be in writing and shall be delivered or mailed to any such party at its address which:

         A. In the case of the Company shall be:

                  FSI International, Inc.
                  322 Lake Hazeltine Drive
                  Chaska, Minnesota 55318-1096
                  Attention: Vice President, Administration

         (B) In the case of the Employee shall be:

                  Donald S. Mitchell
                  FSI International, Inc.
                  322 Lake Hazeltine Drive
                  Chaska, MN 55318-1096

Either party may, by notice hereunder, designate a changed address. Any notice, if mailed properly addressed, postage prepaid, registered or certified mail, shall be deemed to have been given on the registered date or that date stamped on the certified mail receipt.

         9. Severability; Severance. In the event that any portion of this Agreement is held to be invalid or unenforceable for any reason, it is hereby agreed that such invalidity or unenforceability shall not affect the other portions of this Agreement and that the remaining covenants, terms and conditions or portions hereof shall remain in full force and effect, and any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable and enforceable. If the payments under the Agreement are deemed unavailable as a matter of law, the Employee is entitled to severance benefits at least as favorable as those made available by the Company to employees of comparable position and seniority during the twelve (12) months prior to the occurrence of the Event triggering payment obligations under the Agreement.

         10. Employment Tax Withholding. The Company may withhold from any compensation or benefits payable under this Agreement all federal, state, city or other income and employment taxes that are required to be withheld pursuant to any law or governmental regulation or ruling.

         11. Non-Disposition of Payments. Employee may not encumber or dispose of any payment under this Agreement, which payments and the rights to such payments are expressly declared nonassignable or nontransferable, except as otherwise specifically provided in this Agreement.

         12. Titles. The titles and headings preceding the text of the Paragraphs of this Agreement have been inserted solely for convenience of reference and do not constitute a part of this Agreement or affect its meaning, interpretation or effect.

         13. Waiver. No provision hereof may be altered, amended, modified or waived in any way whatsoever, except by written agreement executed by both the Company and the Employee. The failure of either party to insist in any one or more instances upon performance of any terms or conditions of this Agreement will not be construed as a waiver of future performance of any such term, covenant, or condition and the obligations of either party with respect to such term, covenant or condition will continue in full force and effect.

         14. Term. This Agreement shall commence on the date of this Agreement and shall terminate, and the Term of this Agreement shall end, on the later of
(A) December 31, 2003, provided that such period shall be automatically extended for one year and from year to year thereafter until notice of termination is given by the Employer or the Employee to the other party hereto at least 90 days prior to December 31, 2003 or the one-year extension period then in effect, as the case may be, or (B) if the Commencement Date occurs on or prior to December 31, 2003 (or prior to the end of the extension year then in effect as provided for in clause (A) hereof), the second anniversary of the Commencement Date.

         15. Termination of Employment with the Company and its Subsidiaries. References in this Agreement to "termination of employment with the Company and its Subsidiaries" or words of similar import mean that the employment of the Employee with whichever of the Company and one or more of the Subsidiaries that shall have employed the Employee immediately prior to the termination shall have been terminated.

         16. Superseded Agreement. This Agreement supersedes in all respects the Management Agreement between the Employee and the Company dated as December 13, 1999,

(the "Superseded Change in Control Agreement"), which Superseded Change in Control Agreement is hereby terminated and shall be of no further force.

         17. Indemnification. All rights to indemnification, expense advancement and exculpation existing in favor of the Employee at the time of the occurrence of the First Event as provided in the Articles of Incorporation or Bylaws of the Company or any Subsidiaries or by law shall continue until the end of the Transition Period.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.




EMPLOYEE                               FSI INTERNATIONAL, INC.

                                       By: s/ Mark Ahmann
                                          --------------------------------------

/s/ Donald S. Mitchell                 Its: VP of Administration
----------------------------               -------------------------------------
Donald S. Mitchell